EX 99.1

Contact: Joe Crivelli Senior Vice President Gregory FCA Direct: 610-228-2100 Mobile: 610-299-6700

NUTRISYSTEM REPORTS SECOND QUARTER 2012 RESULTS

Board of Directors declares dividend of 17.5 cents per share

Fort Washington, PA—July 26, 2012—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the second quarter 2012. The company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable August 16, 2012, to stockholders of record as of August 6, 2012.

The following are financial highlights for the second quarter ended June 30, 2012:

·	Revenues were $124.6 million, up 7.3 percent compared to $116.1 million in Q2 2011.

·	Operating income for the quarter was $6.9 million.

·	Net income in the quarter was $4.1 million.

·	Net income in the quarter per diluted share was 14 cents.

·	Adjusted EBITDA excluding one-time charges was $17.7 million. Adjusted EBITDA is defined as net income (loss) excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, and severance and related charges.

·	One-time charges related to the upcoming management transition as well as related charges totaled $6.6 million on a pretax basis or $4.9 million after tax, and negatively impacted earnings per share by 17 cents in the quarter.

·	Cash, cash equivalents, and short term investments were $70.5 million at June 30, 2012.

Joe Redling, President and Chief Executive Officer, said, “Revenue growth was solid in the second quarter as the early Easter enabled us to quickly kick off the summer shape-up season, the Janet Jackson weight loss reveal generated significant customer excitement, and the countdown of our 40th Anniversary Promotion produced good results. Our objectives for the remainder of 2012 are to continue to leverage our new tiered pricing structure to improve gross margins; to execute on the retail rollout which began this quarter; and to build momentum for our diabetes product offering in conjunction with our recently being announced as a National Strategic Partner of the American Diabetes Association.”

David Clark, Chief Financial Officer, added, “We continue to forecast mid-single-digit revenue growth for the year, as well as earnings per share in the range of 45 to 55 cents before one-time charges. For the third quarter, we expect earnings per share in the range of 13 to 18 cents per share before one-time charges. These charges of $6.6 million in the second quarter were lower than our original forecast of $7.2 million due to timing differences; we expect approximately $600,000 of these charges in the third quarter.”

Conference Call and Webcast

Management will host a webcast to discuss second quarter 2012 financial results today at 4:30 PM Eastern time. The webcast will include remarks from President and Chief Executive Officer Joe Redling, Chief Financial Officer David Clark and Chief Marketing Officer Mike Amburgey. A webcast of the conference call will be available live on the Investor Relations section of the Nutrisystem website (www.nutrisystem.com) and a replay will be available for 30 days. Interested parties unable to access the conference call via the webcast may dial 800-946-0722, and reference conference ID 4077214.

About Nutrisystem, Inc.

Having helped Americans lose millions of pounds over the last 40 years, Nutrisystem, Inc. (NASDAQ: NTRI) develops evidence-based programs for healthy weight management, and is the leading provider of home-delivered weight loss meal plans. Nutrisystem offers balanced nutrition in the form of low glycemic index meal plans designed for men and women, including seniors, vegetarians and the Nutrisystem® D® program for people with diabetes or at risk for type 2 diabetes.

Nutrisystem® plans include a wide variety of pantry and fresh-frozen entrees and snacks to aid in program satisfaction and adherence, as well as transition plans to support long-term success. The

Fort Washington, PA-based company also provides weight management support and counseling by trained weight-loss coaches and registered dietitians, as well as through an engaged online community, online tools and trackers, mobile apps, cookbooks and more. Healthcare professionals may learn more about the programs by visiting www.nutrisystem.com/hcp. The Company has also introduced a new in-store retail line, Nutrisystem® Everyday™ products, comprised of nutritionally balanced bars, smoothies, bakery and breakfast items aimed at consumers who aspire to eat healthier. Nutrisystem is available directly to consumers through www.nutrisystem.com, by phone (1-800-435-4074) and at select retailers.

Forward-Looking Statement Disclaimer

Information provided and statements contained in this press release that are not purely historical, such as 2012 third quarter and full year guidance, 2012 objectives and management transition, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release.

Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2012	2011	2012	2011

REVENUE	$124,560	$116,129	$253,077	$248,801

COSTS AND EXPENSES:
Cost of revenue	66,419	57,627	136,948	121,454
Marketing	28,283	23,369	73,751	72,554
General and administrative	20,234	14,841	36,748	36,684
Depreciation and amortization	2,706	3,217	5,542	6,225
Total costs and expenses	117,642	99,054	252,989	236,917
Operating income	6,918	17,075	88	11,884
OTHER EXPENSE	(78)	0	(78)	0
INTEREST EXPENSE, net	(236)	(69)	(510)	(356)
Income (loss) before income taxes	6,604	17,006	(500)	11,528
INCOME TAXES (BENEFIT)	2,489	6,239	(134)	4,185
Net income (loss)	$4,115	$10,767	$(366)	$7,343

BASIC INCOME (LOSS) PER COMMON SHARE	$0.14	$0.39	$(0.01)	$0.26
DILUTED INCOME (LOSS) PER COMMON SHARE	$0.14	$0.38	$(0.01)	$0.26

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,441	26,973	27,381	26,888
Diluted	27,622	27,296	27,381	27,253
DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.175	$0.35	$0.35

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,982	$47,594
Short term investments	18,543	10,013
Receivables	9,372	11,198
Inventories, net	23,158	31,514
Prepaid income taxes	0	3,350
Deferred income taxes	3,975	1,584
Supplier advances	3,509	2,637
Other current assets	5,128	9,011

Total current assets	115,667	116,901

FIXED ASSETS, net	31,064	29,771
OTHER ASSETS	5,194	3,682
Total assets	$151,925	$150,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,991	$32,581
Accrued payroll and related benefits	3,735	679
Income taxes payable	569	0
Deferred revenue	2,283	2,916
Other accrued expenses and current liabilities	5,719	4,486

Total current liabilities	46,297	40,662
BORROWINGS UNDER CREDIT FACILITY	30,000	30,000
NON-CURRENT LIABILITIES	4,717	4,734
Total liabilities	81,014	75,396

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no
shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000,000 shares authorized;
shares issued and outstanding – 28,542,029 at June 30, 2012 and
28,180,705 at December 31, 2011)	28	28
Additional paid-in capital	16,269	10,091
Retained earnings	54,671	64,931
Accumulated other comprehensive loss	(57)	(92)

Total stockholders’ equity	70,911	74,958

Total liabilities and stockholders’ equity	$151,925	$150,354

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	~~-------------------------------------~~
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(366)	$7,343
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,542	6,225
Loss (gain) on disposal of fixed assets	6	(17)
Share–based compensation expense	6,574	5,386
Deferred income tax benefit	(3,162)	(87)
Realized loss on sales of marketable securities	0	26
Realized loss on foreign currency translation adjustment	57	0
Changes in operating assets and liabilities:
Receivables	1,826	(67)
Inventories, net	8,356	(548)
Supplier advances	(602)	13,908
Other assets	4,398	5,619
Accounts payable	726	(366)
Accrued payroll and related benefits	3,056	(2,190)
Deferred revenue	(633)	(3,353)
Income taxes	2,859	4,417
Other accrued expenses and liabilities	486	1,611
Net cash provided by operating activities	29,123	37,907
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(8,527)	(54)
Proceeds from sales of marketable securities	0	20,897
Capital additions	(5,496)	(3,099)
Proceeds from the sale of fixed assets	0	58
Net cash (used in) provided by investing activities	(14,023)	17,802
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(200)	0
Exercise of stock options	9	128
Taxes related to equity compensation awards, net	(627)	(1,121)
Payment of dividends	(9,894)	(9,543)
Net cash used in financing activities	(10,712)	(10,536)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,388	45,173
CASH AND CASH EQUIVALENTS, beginning of period	47,594	20,376
CASH AND CASH EQUIVALENTS, end of period	$51,982	$65,549

	NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
	(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Adjusted EBITDA	$ 17,653	$22,267	$ 15,707	$ 23,411
Non-cash employee compensation
expense	(1,428)	(1,975)	(3,179)	(5,302)
Other expense	(78)	0	(78)	0
Interest expense, net	(236)	(69)	(510)	(356)
Income (taxes) benefit	(2,489)	(6,239)	134	(4,185)
Depreciation and amortization	(2,706)	(3,217)	(5,542)	(6,225)
Severance and related charges	(6,601)	0	(6,898)	0

Net income (loss)	$ 4,115	$10,767	$ (366)	$ 7,343

Adjusted EBITDA is defined as net income (loss) excluding non-cash employee compensation, other expense, interest, income taxes, depreciation and amortization, and severance and related charges. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

Severance and related charges include cash and non-cash severance of $5,567 related to the upcoming management transition and other related matters of $1,034 for the three months ended June 30, 2012.